Exhibit 99.1

Rafael Holdings Reports Fourth Quarter and Full Year Fiscal 2025 Financial Results

Cyclo Therapeutics’ TransportNPC™ Phase 3 clinical trial for Trappsol® Cyclo™ for the treatment of Niemann-Pick Disease Type C1, a rare and fatal genetic disease, is continuing at the recommendation of the Data Monitoring Committee (DMC) following their review of prespecified safety and efficacy date at 48 weeks

On August 4, 2025, Joshua Fine was elected as the Company’s Chief Operating Officer

NEWARK, NJ – October 29, 2025 (GLOBE NEWSWIRE) - Rafael Holdings, Inc. (NYSE: RFL; NYSE American: RFL-W), today reported its financial results for the fourth quarter and full fiscal year 2025 ended July 31, 2025.

“We are pleased with the continued progress of our pivotal Phase 3 TransportNPC™ study evaluating Trappsol® Cyclo™ for the treatment of Niemann-Pick Disease Type C1, which we believe could provide an important new treatment for option for patients suffering from this rare and fatal genetic disease,” said Howard Jonas, Chief Executive Officer, Executive Chairman and Chairman of the Board of Rafael Holdings. Mr. Jonas added, “We enhanced our financial position with the closing of a $25 million rights offering in June, which positions our Company well to advance the Trappsol® Cyclo™ program and invest in additional opportunities we may identify. I would also like to take this opportunity to congratulate Joshua Fine on his appointment as the Company’s Chief Operating Officer, Alan Grayson on his addition to our Board of Directors and Markus Sieger on being named as Chair of our Audit Committee. I look forward to their important contributions towards advancing the Company and driving value for all stakeholders.”

Rafael Holdings, Inc. Fourth Quarter Fiscal Year 2025 Financial Results

As of July 31, 2025, we had cash and cash equivalents of $52.8 million. On June 4, 2025, the Company closed a $25 million rights offering, which included the funding of the backstop commitment in the amount of $21.0 million by the Jonas family.

For the three months ended July 31, 2025, we recorded a net loss attributable to Rafael Holdings of $12.1 million, or $0.28 per share, versus a net loss of $4.5 million, or $0.19 per share in the year ago period. The year over year increase in net loss is attributable to the consolidation of Cyclo Therapeutic’s expenses following the acquisition of Cyclo in March 2025 and the activity of Cornerstone and Day Three which were consolidated with Rafael Holdings during fiscal 2024.

Research and development expenses were $7.5 million for the three months ended July 31, 2025, compared to $1.5 million in the year ago period. The year over year increase relates to the inclusion in the current year period of spending at Cyclo following the March 2025 acquisition and the activity of Cornerstone and Day Three which were consolidated with Rafael Holdings during fiscal 2024.

General and administrative expenses were $5.5 million for the three months ended July 31, 2025, compared to $2.3 million in the year ago period. The year over year increase relates to the inclusion of expenses at Cyclo following closing of the acquisition, and the activity of Cornerstone and Day Three, following their consolidation.

Rafael Holdings, Inc. Full Year Fiscal Year 2025 Financial Results

For the twelve months ended July 31, 2025, we recorded a net loss attributable to Rafael Holdings of $30.5 million, or $1.04 per share, versus a net loss of $34.4 million, or $1.45 per share in the year ago period. The year over year decrease in net loss is attributable to in-process R&D expense of $89.9 million related to the acquisition (when we increased our ownership position) of Cornerstone netted with a $31.3 million recovery of receivables from Cornerstone in the year ago period, $5.9 million in unrealized gains on the Company’s investment in Cyclo equity and the inclusion of Cyclo following closing of the acquisition in March 2025 and the activity of Cornerstone and Day Three, following their consolidation.

Research and development expenses were $12.8 million for the twelve months ended July 31, 2025, compared to $4.2 million in the year ago period. The year over year increase relates to the inclusion of spending at Cyclo following the March 2025 acquisition of with Cyclo , and the activity of Cornerstone and Day Three, which were consolidated with Rafael Holdings during fiscal 2024.

For the twelve months ended July 31, 2025, general and administrative expenses were $13.8 million compared to $8.9 million in the same period in the prior year. The year over year increase relates to spending at Cyclo following the acquisition, and the activity of Cornerstone and Day Three, following their consolidation.

About Rafael Holdings, Inc.

Rafael Holdings, Inc. is a biotechnology company that develops pharmaceuticals and holds interests in clinical and early stage companies that develop pharmaceuticals and medical devices. Our lead candidate is Trappsol® Cyclo™, which is being evaluated in clinical trials for the potential treatment of Niemann-Pick Disease Type C1 (“NPC1”), a rare, fatal and progressive genetic disorder. We also hold interests in other clinical-stage and early-stage pharmaceutical development companies and an orthopedic-focused medical device company developing instruments to advance minimally invasive surgeries. Our lead candidate, Trappsol® Cyclo™, is the subject of an ongoing pivotal Phase 3 clinical trial.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our expectations surrounding the potential, safety, efficacy, and regulatory and clinical progress of our product candidates; plans regarding the further evaluation of clinical data; and the potential of our pipeline, including our internal cancer metabolism research programs. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, those disclosed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended July 31, 2024, and our other filings with the SEC. These factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Contact:

Barbara Ryan

Barbara.ryan@rafaelholdings.com

(203) 274-2825

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RAFAEL HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	July 31, 2025	July 31, 2024

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$52,769	$2,675
Available-for-sale securities	—	63,265
Prepaid clinical trial costs	1,045	—
Interest receivable	—	515
Convertible notes receivable, due from Cyclo	—	5,191
Other receivables	1,206	—
Accounts receivable, net of allowance for credit losses of $245 at July 31, 2025 and July 31, 2024	627	426
Inventory	281	—
Prepaid expenses and other current assets	786	430
Total current assets	56,714	72,502

Property and equipment, net	1,596	2,120
Investments – Hedge Funds	—	2,547
Investments – Cyclo	—	12,010
Convertible notes receivable classified as available-for-sale	1,858	1,146
Goodwill	19,939	3,050
Intangible assets, net	994	1,847
In-process research and development	31,575	1,575
Non-current prepaid clinical trial costs	1,399	—
Other assets	34	35
TOTAL ASSETS	$114,109	$96,832

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$6,893	$2,556
Accrued expenses	3,304	1,798
Convertible notes payable	614	614
Other current liabilities	66	113
Due to related parties	723	733
Installment note payable	—	1,700
Total current liabilities	11,600	7,514

Accrued expenses, noncurrent	3,895	2,982
Convertible notes payable, noncurrent	78	73
Other liabilities	27	5
Deferred income tax liability	138	—
TOTAL LIABILITIES	$15,738	$10,574

COMMITMENTS AND CONTINGENCIES

EQUITY
Class A common stock, $0.01 par value; 35,000,000 shares authorized, 787,163 shares issued and outstanding as of July 31, 2025 and July 31, 2024	8	8
Class B common stock, $0.01 par value; 200,000,000 shares authorized, 50,789,697 issued and outstanding (excluding treasury shares of 101,487) as of July 31, 2025, and 24,142,535 issued and 23,819,948 outstanding (excluding treasury shares of 101,487) as of July 31, 2024	508	238
Additional paid-in capital	322,161	280,048
Accumulated deficit	(232,263)	(201,743)
Treasury stock, at cost; 101,487 Class B shares as of July 31, 2025 and July 31, 2024	(168)	(168)
Accumulated other comprehensive income related to unrealized income on available-for-sale securities	358	111
Accumulated other comprehensive income related to foreign currency translation adjustment	3,787	3,691
Total equity attributable to Rafael Holdings, Inc.	94,391	82,185
Noncontrolling interests	3,980	4,073
TOTAL EQUITY	98,371	86,258

TOTAL LIABILITIES AND EQUITY	$114,109	$96,832

RAFAEL HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(in thousands, except share and per share data)

	Three Months Ended July 31,		Year Ended July 31,
	2025	2024	2025	2024
Revenues	$350	$165	$917	$637

Cost of infusion Technology revenue	-	69	106	154
Cost of product revenue	19	-	28	-
G&A Expenses	5,497	2,330	13,781	8,854
R&D Expenses	7,547	1,543	12,823	4,170
In-process research and development expense	-	-	-	89,861
Depreciation and amortization	50	68	288	225
Loss on impairment of goodwill	-	-	3,050	-
Operating Loss	(12,763)	(3,845)	(29,159)	(102,627)
Interest income	467	606	1,996	2,383
Loss on initial investment in Day Three upon acquisition	-	-	-	(1,633)
Realized gain on available-for-sale securities	-	251	178	1,772
Realized loss on investment in equity securities	-	-	-	(46)
Realized gain on investment - Cyclo	-	-	-	424
Unrealized (loss) gain on investment - Cyclo	-	(3,162)	(5,144)	37
Unrealized (loss) gain on convertible notes receivable, due from Cyclo	-	1,191	(719)	1,191
Unrealized gain on investment - Hedge Funds	-	181	-	63
Recovery of receivables from Cornerstone	-	-	-	31,305
Interest expense	(168)	(163)	(658)	(248)
Other income, net	236	-	310	118
Loss before incomes taxes	(12,228)	(4,941)	(33,196)	(67,261)
Benefit from taxes	174	87	2,553	2,680
Equity in loss of Day Three	-	-	-	(422)
Consolidated net loss	(12,054)	(4,854)	(30,643)	(65,003)

Consolidated net loss	(12,054)	(4,854)	(30,643)	(65,003)
Net loss attributable to noncontrolling interests	40	(386)	(123)	(30,593)
Net loss attributable to Rafael Holdings, Inc.	$(12,094)	$(4,468)	$(30,520)	$(34,410)

Loss per share attributable to common stockholders
Basic and diluted	$(0.28)	$(0.19)	$(1.04)	$(1.45)

Weighted average number of shares used in calculation of loss per share - basic and diluted	43,011,360	23,916,839	29,422,221	23,745,516

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